UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 27, 2010
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Financing Transaction

On October 27, 2010, Socket Mobile, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with an accredited investor (the "Investor") pursuant to which the Company has agreed to sell $1,000,000 principal amount of a Senior Secured Convertible Note (the "Note") and Warrant (the "Warrant") to purchase 500,000 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), to the Investor in a private offering (the "Financing Transaction"). In connection with the sale of the Note and the Warrant, the Company will enter into (i) a registration rights agreement with the Investor (the "Registration Rights Agreement") and (ii) a security agreement in favor of the collateral agent for the Investor (the "Security Agreement").

The sale of the Note and the Warrant to the Investor is expected to close (the "Closing") on or prior to November 1, 2010 (the actual date of the Closing is referred to herein as the "Closing Date"), subject to satisfaction of customary closing conditions and the delivery of a payoff letter from Silicon Valley Bank evidencing the repayment of the secured indebtedness owed by the Company.

The Note will be issued at the Closing and will have an aggregate principal amount of $1,000,000. The Note is convertible into shares of Common Stock at an initial conversion price of $2.00 per share (the "Conversion Price"). The Conversion Price will be subject to certain resets following the close of business on the sixth consecutive trading day immediately following each of (I) the earlier of (x) the effective date of the registration statement and (y) the six month anniversary of the Closing Date, and, if applicable, (II) if a current public information failure exists as of the six-month anniversary of the Closing Date, such date thereafter when such current public information failure is cured. The Conversion Price is also subject to reset on the one year anniversary of the Closing. The Note will mature on the eighteen month anniversary of the Closing Date and will bear interest at the rate of 10% per annum which will be payable quarterly in arrears. The Note also provides that no conversion may be made if, after giving effect to the conversion, the Investor would beneficially own in excess of 4.99% of the Company's outstanding shares of Common Stock; provided, however, this limitation may be increased to any other percentage not in excess of 9.99% at the option of the Investor upon 61-days' prior notice to the Company or decreased at any time.

The Notes contain a variety of events of default which are typical for transactions of this type. If there is an event of default, upon the request of the holder of the Note, the Company is obligated to redeem all or any portion of the Note (including all accrued and unpaid interest), in cash, at a price equal to the greater of (i) up to 125% of the amount being converted, depending on the nature of the default, and (ii) the product of (a) the number of shares of Common Stock issuable upon conversion of the Note, times (b) 125% of the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding such event of default and ending on the trading day immediately prior to the trading day that the redemption price is paid by the Company.

The Warrant is exercisable at any time on or after the six-month and one day anniversary of the issuance date, and entitles the holder thereof to purchase up to an aggregate of 500,000 shares of Common Stock for a period of five years following the initial exercise date at an exercise price of $2.44 per share, subject to adjustment. The Warrant also provides that no exercise of the Warrant shall be permitted if, after giving effect to the exercise, the Investor would beneficially own in excess of 4.99% of the Company's outstanding shares of Common Stock; provided, however, this limitation may be increased to any other percentage not in excess of 9.99% at the option of the Investor upon 61-days' prior notice to the Company or decreased at any time.

The Registration Rights Agreement requires that the Company file a registration statement with the SEC on or before the 30th calendar date after the Closing Date for the resale by the Investor of the shares of Common Stock issued and issuable upon conversion of the Note and upon exercise of the Warrant. The Company is required to have the Initial Registration Statement declared effective by the SEC by the 60th calendar date after the Closing Date (or the 90th calendar day after the Closing Date in the event the registration statement is subject to the review by the SEC), and may be subject to certain registration delay payments if it fails to meet its obligations under the Registration Rights Agreement.

The Security Agreement in favor of the collateral agent for the Investor provides for a continuing security interest in, all personal property and assets of the Company, for so long as the Note is outstanding, (i) the payment by the Company, as and when due and payable, of all amounts owed in respect of the Purchase Agreement, the Note and the other transaction documents, and (ii) the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the transaction documents, including with respect to any conversion or redemption rights of the Investor under the Note.

The descriptions of the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement and the Security Agreement are qualified in their entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

The full text of the press release announcing the Financing Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

On October 27, 2010, the Company entered into the Purchase Agreement pursuant to which the Company agreed to issue the Note and the Warrant to the Investor. The description of the Financing Transaction in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 3.02.

In connection with the Financing Transaction, the Company anticipates that it will pay placement agent fees to Dawson James Securities, Inc., the Company's Placement Agent of (i) $70,000 in cash and (ii) a warrant to purchase 50,000 shares of the Company's common stock with terms that are substantially the same as the Warrant issued to the Investor except that the holder of the warrant will be able to net exercise the warrant. The Note and Warrants will be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated October 27, 2010, between the Company and the Investor (*)

10.2	Form of Senior Secured Convertible Note (*)

10.3	Form of Warrant (*)

10.4	Form of Registration Rights Agreement between the Company and the Investor (*)

10.5	Form of Security Agreement in favor of the Collateral Agent for the Investor (*)

99.1	Press Release (*)
__________________________________________________
(*) Filed herewith. All of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: October 28, 2010	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated October 27, 2010, between the Company and the Investor

10.2	Form of Senior Secured Convertible Note

10.3	Form of Warrant

10.4	Form of Registration Rights Agreement between the Company and the Investor

10.5	Form of Security Agreement in favor of the Collateral Agent for the Investor

99.1	Press Release